Exhibit 10.28

FIRST AMENDMENT TO THE LOAN AGREEMENT AND PROMISSORY NOTE

This First Amendment (the “First Amendment”), dated March 1, 2012 is being entered into between the Company and the Lender (as each term is defined below) and amends: (A) the Loan Agreement (the “Loan Agreement”), dated December 13, 2010, between CleanTech Innovations, Inc., a Nevada corporation with its principal executive offices located at C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616 (“CleanTech”), and its wholly owned subsidiaries, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”) and Liaoning Creative Wind Power Equipment Co., Ltd. (‘Wind Power,” together with Creative Bellows, the “Subsidiaries”), each such subsidiary organized under the laws of the People’s Republic of China (CleanTech, Creative Bellows and Wind Power are collectively referred to herein as the “Company”), and NYGG (Asia), Ltd., a company organized under the laws of the British Virgin Islands with its principal executive offices located 12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong (the “Lender”) and (B) the $10,000,000 Promissory Note (the “Promissory Note”) of the Company to the Lender, dated December 13, 2010.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan Agreement.

WITNESSETH

WHEREAS, the maturity date of the Promissory Note is March 1, 2012 (the “Original Maturity Date”);

WHEREAS, the Company and the Lender desire to extend the Original Maturity Date  of the Promissory Note to March 1, 2013;

WHEREAS, by its execution and delivery of this First Amendment, the Company and the officer(s) executing the same on behalf of the Clean Tech, Creative Bellows and Wind Power each hereby represent and warrant to the Lender that, except as set forth in Schedule A, the representations and warranties of the Company set forth in Paragraph 2 of the Loan Agreement are true and accurate as if made on the date of this First Amendment, and that no Event of Default (as defined in the Note) or event which, with the giving of notice or the lapse of time or both, would become such an Event of Default, exists and is continuing on the date of this First Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendment to the Loan Agreement.

Paragraph 1 of the Loan Agreement shall be deleted in its entirety and replaced by the following:

“1. The Loan. Simultaneously with the execution of this Agreement by the parties hereto, the Lender will loan to the Company the sum of U.S. Dollars (“USD”) 10,000,000. The Loan will be evidenced by a note (the "Note"), dated the date hereof, in the principal amount of the Loan, and will bear simple interest at the rate of:

(i) 10.0% per annum, payable quarterly in advance commencing on the date hereof and thereafter every three (3) months from the date hereof on the following dates: March 13, 2011, June 13, 2011, September 13, 2011, and December 13, 2011, and, after March 1, 2012

(ii) 8.5% per annum, payable quarterly in advance commencing on March 1, 2012 and thereafter every three (3) months on the following dates: June 1, 2012, September 1, 2012, and December 1, 2012 but if any such date is a banking holiday recognized by JPMorgan Chase & Co. in New York City or is a Saturday or Sunday (not a “Business Day”), then such payment will be due on the next succeeding Business Day. The principal, together with any accrued and unpaid interest thereon, shall be due on the earlier of (i) March 1, 2013, (ii) on demand of the Lender of a full or partial payment at any time after the closing of any financing of USD 10,000,000 or more, or the equivalent in another currency, in one or a series of transactions, or (iii) upon acceleration due to a Change of Control or Event of Default (as defined in the Note). The Note will be in the form attached hereto as Exhibit A. At the Lender’s option, the principal amount of the Note and all interest thereon shall be paid in either USD or Renminbi (“RMB”) at an exchange rate of RMB 6.90 to USD 1.00 if paid on or before March 1, 2012, and thereafter at an exchange rate of RMB 6.30 to USD 1.00 to the Lender or any designee of Lender as provided to the Company in writing by Lender.”

2.	Amendment to the Promissory Note.

a.	The second paragraph of the Promissory Note shall be deleted in its entirety and replaced with the following:

“All payments under or pursuant to this Note shall be made in United States Dollars (“USD”) or, at the option of the Holder, in Renminbi (“RMB”) at an exchange rate of RMB 6.90 to USD 1.00 if paid on or before March 1, 2012, and thereafter at an exchange rate of RMB 6.30 to USD 1.00 in immediately available funds to the Holder or the designee of the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds in USD or RMB, at the option of the Holder, to the Holder’s or the Holder’s designee’s account, as requested by the Holder in writing. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on March 1, 2013 (the “Maturity Date”), or at such earlier time as provided herein.”

3.	Promissory Note Interest Amendment. Section 1.1. of the Promissory Note shall be deleted in its entirety and replaced with the following:

“Section 1.1   Interest.   Beginning on the date of this Note (the “Issuance Date”) to March 1, 2012, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to ten percent (10%), payable in USD or RMB at an exchange rate of RMB 6.90 to USD 1.00 if paid on or before March 1, 2012, and thereafter at an exchange rate of RMB 6.30 to USD 1.00, at the option of the Holder, and payable quarterly in advance commencing on the date hereof and thereafter every three (3) months from the date hereof (the “Interest Payment Date”) on the following dates: March 13, 2011, June 13, 2011, September 13, 2011, December 13, 2011. Beginning on March 1, 2012, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to eight and a half  percent (8.5%), payable in USD or RMB at an exchange rate of RMB 6.90 to USD 1.00 if paid on or before March 1, 2012, and thereafter at an exchange rate of RMB 6.30 to USD 1.00, at the option of the Holder, and payable quarterly in advance commencing on March 1, 2012 and thereafter every three (3) months on the following dates: June 1, 2012, September 1, 2012, December 1, 2012 (each an “Interest Payment Date”).  Interest shall be computed on the basis of a 365-day year and shall accrue daily commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate per annum of the lesser of twenty-four percent (24%) accrued daily and the maximum applicable legal rate per annum.”

4.	Miscellaneous.

a.
This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This First Amendment may also be executed via facsimile, which shall be deemed an original.

b.	The titles and subtitles used in this First Amendment are used for convenience only and are not to be considered in construing or interpreting this First Amendment.

c.
Unless otherwise provided, any notice required or permitted under this First Amendment shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by mail, then such notice shall be deemed given upon the receipt of such notice by the recipient and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given two Business Days after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days advance written notice to the other party:

If to the Company:
C District, Maoshan Industry Park,
Tieling Economic Development Zone,
Tieling, Liaoning Province, China 112616
Att: Bei Lu

With a copy to (which copy shall constitute notice):
Newman & Morrison LLP
40 Wall Street, 20th Floor
New York, NY 10005
Attention: Robert Newman

If to the Lender:
NYGG (Asia), Ltd.
12th Floor Ruttonjee House,
11 Duddell Street
Central, Hong Kong

With a copy to (which copy shall constitute notice):
Wayne E. Batcheler, Esq.
161 West 16th Street
New York, NY 10011

d.
Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

e.
Entire Agreement. This First Amendment, the Loan Agreement and the Promissory Note, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

f.
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this First Amendment and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this First Amendment. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS FIRST AMENDMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

CLEANTECH INNOVATIONS, INC.	LIAONING CREATIVE WIND POWER EQUIPMENT CO, LTD.

By: /s/ Bei Lu	By: /s/ Bei Lu
Name: Bei Lu	Name: Bei Lu
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

LIAONING CREATIVE BELLOWS	LENDER:
CO., LTD.	NYGG (Asia), Ltd.

By: /s/ Bei Lu	By: /s/ Ming Li
Name: Bei Lu
Title: President and Chief Executive Officer

SCHEDULE A

As disclosed in the Company’s public filings with the Securities and Exchange Commission, the Company has incurred additional indebtedness of $558,101 for the purchase of equipment.